December 23, 2025

Morgan Stanley Pathway Funds

2000 Westchester Avenue

Purchase, NY 10577

Re:	Opinion of Counsel regarding Post-Effective Amendment No. 94 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 811-06318)

Ladies and Gentlemen:

We have acted as counsel to Morgan Stanley Pathway Funds, a Massachusetts business trust (the “Trust”), in connection with the above-referenced registration statement (as amended, the “Registration Statement”), which relates to the Trust’s units of beneficial interest, with no par value (collectively, the “Shares”) of the following portfolios of the Trust: Morgan Stanley Pathway Large Cap Equity ETF, Morgan Stanley Pathway Small-Mid Cap Equity ETF, International Equity Fund, Emerging Markets Equity Fund, Core Fixed Income Fund, High Yield Fund, International Fixed Income Fund, Municipal Bond Fund, Inflation-Linked Fixed Income Fund, Ultra-Short Term Fixed Income Fund and Alternative Strategies Fund (each, a “Fund” and together, the “Funds”). This opinion is being delivered to you in connection with the Trust’s filing of Post-Effective Amendment No. 94 to the Registration Statement (the “Amendment”) to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “1933 Act”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

(a) a certificate of the Commonwealth of Massachusetts certifying that the Trust is validly existing under the laws of the Commonwealth of Massachusetts;

(b) the Third Amended and Restated Master Trust Agreement for the Trust and all amendments and supplements thereto (the “Trust Agreement”);

Morgan, Lewis & Bockius LLP
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Philadelphia, PA 19103-3007	+1.215.963.5000
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(c) a certificate executed by Eric C. Metallo, Chief Legal Officer and Secretary of the Trust, certifying as to, and attaching copies of, the Trust Agreement, the Trust’s Second Amended and Restated By-Laws and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares; and

(d) a printer’s proof of the Amendment.

In our capacity as counsel to the Trust, we have examined the originals or certified, conformed or reproduced copies of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers and representatives of the Trust. We have assumed that the Amendment, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms of purchase described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Massachusetts, except that, as set forth in the Registration Statement, shareholders of a Fund may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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